Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	June 19, 2015

Joint Filer Information
Joint Filers:

1. Name:	Matthew Lindenbaum Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

2. Name:	Bennett Lindenbaum Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

3. Name:	Basswood Capital Management, L.L.C. Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

4. Name:	Basswood Opportunity Fund, Inc. Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

5. Name:	Basswood Financial Fund, LP Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

6. Name:	Basswood Financial Fund, Inc. Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

7. Name:	Basswood Financial Long Only Fund, LP Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

8. Name:	BCM Select Equity I Master, Ltd. Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

9. Name:	Basswood Opportunity Partners, LP Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022

10. Name:	Basswood Enhanced Long Short Fund, LP Address: c/o Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022